EXHIBIT 23
                                                                      ----------





              [LETTERHEAD OF SMITH, GOOLSBY, ARTIS & REAMS, P.S.C.]




                          INDEPENDENT AUDITOR'S CONSENT
                          -----------------------------


The Board of Directors
Classic Bancshares, Inc
Ashland, Kentucky


We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-09385, 333-09409, and 333-43481) of our report dated June
15, 2003, relating to the consolidated financial statements of Classic Bancshares, Inc. and subsidiaries as of March 31, 2003 and 2002 and for each of the years in the three-year period ended March 31, 2003, which report appears on Form 10-KSB of Classic Bancshares, Inc. for the Fiscal year ended March 31, 2003.



/s/ Smith, Goolsby, Artis & Reams, P.S.C.
-----------------------------------------

Ashland, Kentucky
June 27, 2003